                                                                     EXHIBIT 4.3

                                 WRITTEN CONSENT
                                       OF
                     THE CHAIRMAN OF THE BOARD OF DIRECTORS
                                       OF
                             BERKSHIRE HATHAWAY INC.

          WHEREAS, Berkshire Hathaway Inc. (the "Corporation") has executed and delivered an Indenture (the "Base Indenture"), dated as of May 28, 2002, to The Bank of New York (the "Trustee") to provide for the future issuance of the Corporation's Securities (as defined therein), to be issued from time to time in one or more series as determined by the Corporation under the Base Indenture;

          WHEREAS, pursuant to the terms of the Base Indenture, the Corporation desires to provide for the establishment of a new series of Securities to be known as its 3.0% Senior Notes due 2007 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and these resolutions, including Exhibit A hereto (together, the "Indenture");

          WHEREAS, in a special meeting of the Board of Directors of the Corporation (the "Board"), held on May 20, 2002, the Board delegated the full power and authority of the Board to its Chairman (the "Chairman"), among other things, "to determine, approve, and authorize the number of SQUARZ to be issued, the aggregate principal amount of the Notes constituting a component of the SQUARZ, the number of warrants that constitute a component of the SQUARZ, the number of Berkshire class A common shares and class B common shares that may be purchased upon exercise of the warrants, the underwriting discounts and commissions to be paid or allowed by Berkshire, and all other financial and other terms of the SQUARZ;"

          WHEREAS, the Notes are a component part of the SQUARZ, and the issuance thereof is a necessary precondition to the issuance of SQUARZ; and

          WHEREAS, for the purpose of setting forth, as provided for in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Chairman has taken the resolutions set forth below.

          NOW, THEREFORE, BE IT RESOLVED, that the determination of the terms, provisions, and conditions of the Notes as set forth in Exhibit A, including the form of Note, are hereby authorized and approved;

          RESOLVED FURTHER, that the officers of the Corporation request that the Trustee satisfy all requirements necessary to make the Notes, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation and do all other acts and things necessary to make the Indenture and the Notes enforceable in accordance with their respective terms;

          RESOLVED FURTHER, that the Base Indenture is in all respects ratified and confirmed;

          RESOLVED FURTHER, that the officers of the Corporation are each hereby authorized on behalf of the Corporation to do and perform all such further acts and things including, without limitation, preparing press releases, and executing and delivering, and, where necessary, appropriate, or advisable, filing with the appropriate governmental authorities, all such certificates, contracts, bonds, agreements, documents, instruments, receipts or other papers and making all such payments, including payments of all fees and expenses, and the engagement of such persons, as in the judgment of such officer shall be necessary, appropriate or advisable to carry out the purpose and intent of any and all of the foregoing resolutions and each of the transactions contemplated thereby; and

          RESOLVED FURTHER, that any actions taken by any of the officers of the Corporation prior to the adoption of these resolutions which are within the authority conferred hereby are hereby ratified, confirmed and approved.

          IN WITNESS WHEREOF, the undersigned has affixed his signature as of this 28th day of May, 2002.


                                                  /s/ Warren E. Buffett
                                                 -------------------------------
                                                 Warren E. Buffett, Chairman

                                    EXHIBIT A

                             BERKSHIRE HATHAWAY INC.

           TERMS OF THE 3.0% SENIOR NOTES DUE 2007 (THE "NOTE TERMS")

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Definition of Terms. Unless otherwise provided herein or unless the context otherwise requires:

            (a) a term defined in the Indenture (the "Base Indenture"), dated as of May 28, 2002, between Berkshire Hathaway Inc. and The Bank of New York, to the extent not defined in these Note Terms, has the same meaning when used in these Note Terms;

            (b) a term defined anywhere in these Note Terms has the same meaning throughout;

            (c)     the singular includes the plural and vice versa;

            (d) headings are for convenience of reference only and do not affect interpretation;

            (e) the following terms have the meanings given to them as set forth below:

     "Business Day" means any day, other than a Saturday, a Sunday or a day on which banking institutions in the Borough of Manhattan, the City of New York are authorized or required by law, regulation or executive order to close.

     "Class" is defined in Section 2.1(b).

     "Class A Note" means any Note other than a Class B Note or a Class C Note. All Notes constituting part of a SQUARZ are Class A Notes.

     "Class B Note" means a Note that was a component of a SQUARZ when the SQUARZ holder exercised, more than 90 days prior to the first Scheduled Repurchase Date that follows the date of exercise, the Underlying Warrant that was also a component of that SQUARZ. No Note that constitutes part of a SQUARZ shall be a Class B Note.

     "Class C Note" means a Note that was a component of a SQUARZ when the SQUARZ holder exercised, not more than 90 days prior to the first Scheduled Repurchase Date that follows the date of exercise, the Underlying Warrant that was also a component of that SQUARZ. No Note that constitutes part of a SQUARZ shall be a Class C Note.

     "Collateral Agent" shall mean The Bank of New York, as initial Collateral Agent under the Pledge Agreement.

     "DTC" shall mean The Depository Trust Company, the original depositary for the Notes.

     "Failed Remarketing Repurchase Date" shall mean the earlier of May 15, 2007 or the Underlying Warrant Early Expiration Date.

     "Global Notes" means Notes that constitute Global Securities.

     "Indenture" means the Base Indenture and these Note Terms.

     "Interest Payment Date" means each May 15 and November 15, beginning November 15, 2002 and ending on the Stated Maturity of the Notes.

     "Interest Rate" shall have the meaning set forth in Section 2.5(a) of these Note Terms.

     "Notes" shall have the meaning set forth in Section 2.1 of these Note
Terms.

     "Original Issue Date" shall have the meaning set forth in Section 4.2 of these Note Terms.

     "Over-Allotment Option" shall mean the option granted by the Company to Goldman, Sachs & Co. pursuant to the Purchase Agreement, dated as of May 22, 2002, by and between the Company and Goldman, Sachs & Co., to purchase up to an additional 10,000 SQUARZ from the Company until June 21, 2002.

     "Pledge Agreement" shall mean the Pledge Agreement, dated as of May 28, 2002, by and among the Company, as secured party, the Collateral Agent, the SQUARZ Agent and the other parties thereto.

     "Predecessor Security" shall have the meaning set forth in the Base Indenture, provided that Notes of any Class issued hereunder shall be considered Predecessor Securities to Notes of another Class upon an event or transaction as provided in Section 2.1(b).

     "Private Placement Legend" shall mean the legends marked as *3 and *4 in the form of Note set forth in Section 3.1 hereof.

     "Put" shall have the meaning set forth in Section 6.2.

     "Put Exercise Notice" shall mean a written notice of a Holder's exercise of its Put, in a form provided for such purpose by the Company (and reasonably acceptable to the Trustee), which notice will include the specification by the Holder of the Notes to be Put and a certification by the Holder that it is the beneficial owner of such Notes. The Company shall provide an alternate form of notice (reasonably acceptable to the Trustee) appropriate for use by holders of SQUARZ with a right to Put the Note constituting a part of such SQUARZ, which will include, among other things, all information necessary to confirm such SQUARZ holder's beneficial interest in such Note and, in the event of a Put pursuant to Section 6.1(c), that such holder is surrendering and cancelling its Underlying Warrant in accordance with the SQUARZ Agreement.

     "QIB" shall mean any "qualified institutional buyer" (as defined in Rule
144A).

     "Registration Statement" shall mean an effective shelf registration statement under the Securities Act that registers the resale by Holders (and beneficial owners) of Notes.

     "Repurchase Date" shall mean the Failed Remarketing Repurchase Date and any Scheduled Repurchase Date.

     "Repurchase Price" shall have the meaning set forth in Section 6.1.

     "Resale Restriction Termination Date" shall mean, for any Restricted Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k) under the Securities Act) from the Original Issue Date.

     "Reset Rate" shall mean the interest rate per annum determined by the Remarketing Agent in connection with a Successful Remarketing.

     "Restricted Note" shall mean any Note until such time as:

            (i) such Note has been transferred pursuant to a Registration Statement;

            (ii)    the Resale Restriction Termination Date therefor has passed;
                    or

            (iii) the Private Placement Legend therefor has otherwise been removed pursuant to Section 7.1(b) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

     "Rule 144" shall mean Rule 144 under the Securities Act (or any successor rule).

     "Rule 144A" shall mean Rule 144A under the Securities Act (or any successor rule).

     "Scheduled Repurchase Date" shall mean May 15 of each of 2003, 2004, 2005 and 2006.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SQUARZ Agreement" shall mean the SQUARZ Agreement, dated as of May 28, 2002, between the Company and The Bank of New York, as SQUARZ Agent.

            (f) The following terms shall have the meanings given to them in the SQUARZ Agreement:

     Failed Remarketing
     Pledge
     Remarketing
     Remarketing Agent
     Remarketing Date
     Remarketing Event
     Required Acceleration Event
     Requisite Amount

     SQUARZ
     SQUARZ Agent
     Stripped SQUARZ
     Substitute Pledged Treasuries
     Successful Remarketing
     Underlying Warrant
     Underlying Warrant Early Expiration Date
     Underlying Warrant Exercise Price
     Underlying Warrant Installment Payment

                                    ARTICLE 2
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

     Section 2.1 DESIGNATION, PRINCIPAL AMOUNT, AUTHORIZED DENOMINATION, AND CLASSES.

            (a) There is hereby authorized a series of Securities designated the 3.0% Senior Notes due 2007 (the "Notes"), limited in aggregate principal amount to $500,000,000.00; the amount of which to be issued shall from time to time be as set forth in any Company Order for the authentication and delivery of such Notes pursuant to the Base Indenture. The Notes shall be issuable in denominations of $10,000.00 and integral multiples thereof.

            (b) The Notes shall consist of three classes (Class A, Class B and Class C (each, a "Class")) of Notes as described herein. For all purposes of the Indenture (including, without limitation calculating percentages in principal amount of Notes Outstanding), the Class A, Class B and Class C Notes shall all be considered to be Securities of one and the same series.

                    (i) Exercise of an Underlying Warrant. Upon the exercise by a holder of SQUARZ of an Underlying Warrant comprising part of such SQUARZ, and receipt by the Trustee of

                            (A) a certificate by the SQUARZ Agent (with a copy to the Collateral Agent) certifying (1) that the Underlying Warrant was duly exercised in accordance with its terms, (2) the identity of the holder of the SQUARZ, the certificate or other identifying number of the SQUARZ, if applicable, and all other information required by the Trustee in order to issue a Note to the SQUARZ holder, (3) the date of exercise of the Underlying Warrant, (4) that, in connection with such exercise, the SQUARZ Agent received from the SQUARZ holder the Underlying Warrant Exercise Price plus an amount in cash equal to the full amount of the next Underlying Warrant Installment Payment (and not only the accrued amount of such payment, except in the case of exercise following a Failed Remarketing where the amount due is the amount accrued to, but excluding, the Failed Remarketing Repurchase Date) and (5) that the SQUARZ Agent has paid such amounts to the Company;

                            (B) a certificate by the Collateral Agent (with a copy to the SQUARZ Agent) certifying that, in connection with such exercise of the Underlying Warrant and payment of the Underlying Warrant Exercise Price and any Underlying Warrant Installment Payment due to the Company, a Note has been released from the Pledge; and

                            (C) the Note so released from the Pledge, by surrender of a certificate (if held in definitive form) or otherwise transferred to the Trustee (if held as a Global Note);

     then, the Trustee shall issue in the name of the SQUARZ holder, and deliver to the SQUARZ Agent (X) a Class B Note, if the date of exercise of the Underlying Warrant was more than 90 days before the next Scheduled Repurchase Date, or (Y) a Class C Note, if the date of exercise of the Underlying Warrant is not more than 90 days before the next Scheduled Repurchase Date.

                    (ii) Creation of a Stripped SQUARZ. Upon the receipt by the Trustee of:

                            (A) a certificate by the SQUARZ Agent (with a copy to the Collateral Agent) certifying (1) that a holder of a SQUARZ has elected to separate the Note comprising part of its SQUARZ, (2) the identity of the holder of the SQUARZ, the certificate or other identifying number of the SQUARZ, if applicable, and all other information required by the Trustee in order to issue a Note to the SQUARZ holder;

                            (B) a certificate by the Collateral Agent (with a copy to the SQUARZ Agent) certifying that it has received the Requisite Amount of Substitute Pledged Treasuries from such holder pursuant to the terms of the Pledge Agreement and that, thereupon, a Note has been released from the Pledge; and

                            (C) the Note so released from the Pledge, by surrender of a certificate duly endorsed for transfer (if held in definitive form) or otherwise transferred to the Trustee (if held as a Global
                            Note);

     then, the Trustee shall issue in the name of such SQUARZ holder, and deliver to the SQUARZ Agent, a Class A Note.

                    (iii) Re-creation of a SQUARZ. Upon the receipt by the Trustee of:

                            (A) a certificate by the SQUARZ Agent (with a copy to the Collateral Agent) certifying (1) that a holder of a Stripped SQUARZ has elected to combine a Note with such Stripped SQUARZ in order to recreate a SQUARZ, (2) the identity of the holder of the Stripped SQUARZ, the certificate or other identifying number of the Stripped SQUARZ, if applicable, and all other information required by the Trustee in order to transfer the Note held by the SQUARZ holder to the Collateral Agent;

                            (B) a certificate by the Collateral Agent (with a copy to the SQUARZ Agent) certifying that it has received a Note from such holder pursuant to the terms of the Pledge Agreement and that, thereupon, the Requisite Amount of Substitute Pledged Treasuries have been released from the Pledge; and

                            (C)  such holder's Note, by surrender of a
                            certificate duly endorsed for transfer (if held in definitive form) or otherwise transferred to the Trustee (if held as a Global Note);

     then, the Trustee shall issue in the name of the Collateral Agent, and deliver to the Collateral Agent, a Class A Note subject to the Pledge.

                    (iv) On the date following each Scheduled Repurchase Date, all Class C Notes Outstanding on such Scheduled Repurchase Date shall thereupon, without action of the Holder thereof or any other party, become Class B Notes.

                    (v) On May 16, 2006, all Notes Outstanding on such date shall thereupon, without action of the Holder thereof or any other party, become Class A Notes.

            (c) Upon the occurrence of any transaction or event that results in the change of a Note from one Class to another, the Trustee is hereby authorized and empowered to make and to cause to be made, all physical or book-entry transfers required to record and effect the applicable change.

     Section 2.2    Maturity. The Stated Maturity of the Notes will be
November 15, 2007; provided, that upon the occurrence of a Required Acceleration Event, the maturity of the Notes will be accelerated to the date that is six months after the Underlying Warrant Early Expiration Date.

     Section 2.3    FORM AND PAYMENT.

            (a) The Notes may be issued in the form of, and evidenced by, definitive certificates registered in the name of the Holder or Global Notes registered in the name of the Depositary, as determined by the Company from time to time.

            (b) The principal of and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in accordance with Section 10.2 of the Base Indenture; provided, however, that payments of principal or interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

     Section 2.4    GLOBAL NOTES.

            (a) The Depository Trust Company shall serve as the initial Depositary for any Global Notes, if and when issued.

            (b) Unless and until it is exchanged for definitive Notes in registered form in accordance with Section 3.5 of the Base Indenture or at the option of the Company, the Global Notes may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     Section 2.5    INTEREST AND INTEREST RATE RESET.

            (a) Each Note will bear interest from and including May 15, 2002 or from and including the most recent Interest Payment Date through which interest has been paid or duly provided for, as the case may be, initially at the rate of 3.00% per annum, which rate shall be subject to adjustment pursuant to Section 2.5(b) (such interest rate, as adjusted, the "Interest Rate"), until the principal thereof is paid or made available for payment, in each case payable semi-annually in arrears on each Interest Payment Date (but excluding such Interest Payment Date from the calculation of interest), commencing November 15, 2002; provided that any principal and installment of interest that is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

            (b) Upon the occurrence of a Successful Remarketing, the Interest Rate on the Notes will be reset on the Remarketing Date to be the Reset Rate.

            (c) The amount of interest payable for any semi-annual interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a semi-annual interest period will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date.

            (d) The Regular Record Date for interest payable on the Notes on each Interest Payment Date shall be the close of business on the Business Day next preceding each such Interest Payment Date. If some or all of the Notes are in certificated form and are not in the form of a Global Note, the Company may in its sole discretion change the Regular Record Date by providing notice thereof to the Trustee no later than 30 days prior to the next Regular Record Date that would otherwise occur; provided, however, that the Regular Record Date will in no event be earlier than one Business Day prior to the applicable Interest Payment Date.

            (e) Any amounts payable on any Notes that are not timely paid will thereupon, and without any act on the part of any Person, cease to be payable to the Person in whose name such Notes are registered on the relevant Regular Record Date, and such defaulted payment will instead be due and payable to the Person in whose name such Notes are registered on the Special Record Date or any other date determined in accordance with the Indenture.

            (f) The Notes do not have the benefit of any sinking fund obligation.

                                    ARTICLE 3
                                  FORM OF NOTE

     Section 3.1 Form of Note. The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

   [*1 IF THE NOTE IS A GLOBAL NOTE, INSERT - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

   [*2 IF THE NOTE IS A GLOBAL NOTE ISSUED TO DTC, INSERT: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

   [*3 IF THE NOTE IS A RESTRICTED NOTE, INSERT: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS
   NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

   THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
   (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IF AVAILABLE),
   (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL

   INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
   (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND
   (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

   [*4 IF THE NOTE IS A DEFINITIVE NOTE THAT IS A RESTRICTED NOTE, INSERT: IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE."]

                             BERKSHIRE HATHAWAY INC.

                  3.0% Senior Notes due 2007, Class [A, B or C]

                                                                [CUSIP No:_____]

No. ______                                                            $ _______

     BERKSHIRE HATHAWAY INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [________], or registered assigns, the principal sum of [________] Dollars [If the Note is a Global Note, add: , as revised by the Schedule of Increases and Decreases in Global Note attached hereto] on November 15, 2007, and to pay interest thereon from and including May 15, 2002 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing November 15, 2002, at the rate of 3.00% per annum (as adjusted, if at all, pursuant to such Indenture, the "Interest Rate"), until the principal hereof is paid or made available for payment; provided that any principal, and any such installment of interest, which is overdue shall bear interest at the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand; and provided, further, that if there has been a Successful Remarketing, the Interest Rate will be equal to the Reset Rate. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York,

New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, that at the option of the Company payments of principal or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Each Holder, by its acceptance of a Note, consents and agrees to the terms of (i) the Pledge Agreement, dated as of May 28, 2002 by and among the Company, The Bank of New York, as Collateral Agent and The Bank of New York, as SQUARZ Agent and (ii) the SQUARZ Agreement, dated as of May 28, 2002 by and between the Company and the Bank of New York as SQUARZ Agent, as the same may be in effect or may be amended from time to time in writing by the parties thereto in accordance with its terms, and authorizes and directs the SQUARZ Agent as agent for such Holder to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

     The Holder of this Note has certain rights to require the Company to repurchase this Note [if the Note is a Class B or Class C Note insert: on May 15 _____, and every May 15 thereafter until May 15, 2006, for the outstanding principal amount plus accrued but unpaid interest; or] upon a Failed Remarketing.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                 BERKSHIRE HATHAWAY INC.


                                 By:
                                    ---------------------
                                    Name:
                                    Title:

     Attest:


     ----------------------
     Name:
     Title:

                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                   THE BANK OF NEW YORK,
                                                   as Trustee,

     Dated:                                         By:
           -----------------                           -------------------------
                                                    Authorized Signatory


                            [FORM OF REVERSE OF NOTE]

     This Note is one of a duly authorized series of notes of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 28, 2002 (herein called the "Base Indenture", and as supplemented by the Officers' Certificate, dated as of May 28, 2002, herein, together with the Base Indenture, called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated on the face hereof limited in aggregate principal amount to not more than $500,000,000.

     The Notes do not have the benefit of any sinking fund obligation.

     The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or of certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Indenture and this Note are governed by the laws of the State of New York, without regard to conflicts of laws provisions thereof.

     The Notes are issuable in registered form without coupons in denominations of $10,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     [If Note is a Global Note, insert - This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 3.5 of the Base Indenture on transfers and exchanges of Global Notes.]

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:


     ---------------------------------------------------------------------

     ---------------------------------------------------------------------
       (Insert assignee's social security or tax identification number)


     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------
                  (Insert address and zip code of assignee)


and irrevocably appoint agent to transfer this Note on the Security Register.The agent may substitute another to act for him or her.


     Dated:                       Signature:


                               Signature Guarantee:

       (Sign exactly as your name appears on the other side of this Note)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     If Note is a Global Note, insert the following:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                                                              Principal amount of        Signature of
             Amount of decrease in   Amount of increase in    this Note following    authorized signatory
              principal amount of     principal amount of      such decrease or         of Trustee or
   Date            this Note               this Note               increase            Custodial Agent
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                                    ARTICLE 4
                                ISSUANCE OF NOTES

     Section 4.1 General. One or more certificates evidencing Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such certificated Notes in accordance with a Company Order; provided, however, that the aggregate principal amount of Notes so executed, delivered, and authenticated and Outstanding at any time shall not exceed the sum of the aggregate principal amount of Notes stated in Section 4.2 and Section 4.3.

     Section 4.2 Original Issue of Notes. The first date of issuance of Notes shall be May 28, 2002 (the "Original Issue Date"). No more than $400,000,000.00 in aggregate principal amount of Notes shall be issued on the Original Issue Date.

     Section 4.3 Subsequent Issuances of Notes. If the Over-Allotment Option is exercised, in whole or in part, on or after the Original Issue Date but on or before June 21, 2002, one or more additional certificates evidencing Notes shall be issued in the principal amount required therewith, which, in any case shall not exceed $100,000,000.00 in aggregate principal amount.

                                    ARTICLE 5
                              REMARKETING AND RESET

     Section 5.1    PROCESS.

            (a) Following the occurrence of a Remarketing Event, the Remarketing Agent will attempt to sell all Notes (other than the Notes held by Holders that have elected, pursuant to the SQUARZ Agreement, not to permit the Notes held by them to be the subject of the Remarketing) to purchasers pursuant to the procedures set forth in the SQUARZ Agreement.

            (b) Upon a Successful Remarketing, all Holders of Notes (other than Holders that have elected, pursuant to the SQUARZ Agreement, not to allow the Notes held by them to be the subject of the Remarketing) will sell their Notes to the Persons, at the time, and in the manner directed by the Remarketing Agent.

     Section 5.2 Reset Rate. The Reset Rate on the Notes shall be determined by the Remarketing Agent as provided in the SQUARZ Agreement. Upon receipt by the Trustee of the Reset Rate, the Trustee will promptly notify the Holders of the Reset Rate.

                                    ARTICLE 6
                                   PUT RIGHTS

     Section 6.1    Put Rights. Subject to the other provisions of this
Article 6:

            (a) a Holder of a Class B Note shall have the right to require the Company to repurchase such Note on any Scheduled Repurchase Date;

            (b) a Holder of a Class C Note shall have the right to require the Company to repurchase such Note on any Scheduled Repurchase Date other than the Scheduled Repurchase Date first occurring after a Note has become designated a Class C Note;

            (c) a holder of a SQUARZ shall have the right to require the Company to repurchase the Class A Note constituting a part of such SQUARZ on any Scheduled Repurchase Date, provided, that such holder simultaneously surrenders and cancels in accordance with the SQUARZ Agreement the Underlying Warrant also comprising part of such SQUARZ;

            (d) if a Failed Remarketing has occurred, a Holder of any Note shall have the right to require the Company to repurchase such Note on the Failed Remarketing Repurchase Date; and

            (e) if a Failed Remarketing has occurred, a holder of a SQUARZ shall have the right to require the Company to repurchase the Class A Note constituting a part of such SQUARZ on the Failed Remarketing Repurchase Date;

in each case, in consideration of the payment by the Company of an amount equal to the principal amount of such Note plus accrued and unpaid interest to, but excluding, the Repurchase Date (the "Repurchase Price"); provided, that any repurchase of Notes shall only be for whole Notes (i.e., denominations of $10,000 principal amount and integral multiples thereof).

     Section 6.2    PUT MECHANICS.

            (a) In order to exercise a right to cause the Company to repurchase a Note pursuant to Section 6.1 (a "Put"), the Holder of the applicable Note or the holder of the applicable SQUARZ shall deliver a Put Exercise Notice to the Trustee (with a copy to the SQUARZ Agent and the Collateral Agent, in the case of a holder of SQUARZ), along with the certificate evidencing such Note (if in definitive form) or by other transfer of such Note to the Trustee:

                    (i) in the event of a Put pursuant to Sections 6.1(a) and 6.1(c), during the period beginning after the opening of business on the day that is 20 Business Days prior to the relevant Scheduled Repurchase Date until 5:00 p.m. New York City time on the third Business Day prior to the relevant Scheduled Repurchase Date; and

                    (ii) in the event of a Put pursuant to Sections 6.1(d) and 6.1(e), during the period beginning on the Remarketing Date for such Failed Remarketing until 5:00 p.m. New York City time on the Business Day immediately preceding to the Failed Remarketing Repurchase Date;

provided, that any such Put Exercise Notice may be withdrawn by delivery of notice of withdrawal to the Trustee (with a copy to the SQUARZ Agent and the Collateral Agent, in the case of a holder of SQUARZ) prior to 5:00 p.m. New York City time on the Business Day immediately preceding the relevant Repurchase Date (and any Notes delivered to the Trustee shall be promptly returned to such Holder).

            (b) The Trustee shall notify the Company as soon as possible after 5:00 p.m. New York City time on the Business Day immediately preceding a Repurchase Date, but in no case later than 9:00 p.m. New York City time on the Business Day immediately preceding a Repurchase Date, of the number of Notes that have been properly Put and not withdrawn by the holders thereof, and the aggregate Repurchase Price required to be paid therefor. Thereafter, subject to
Section 6.2(c), the Company shall make available to the Trustee on the Repurchase Date, the aggregate Repurchase Price for the Notes properly Put, in immediately available funds. The Trustee shall promptly distribute such amounts to the Holders of the Notes properly Put and shall return any Notes to Holders that did not properly exercise their Put.

            (c) In the event of an exercise of a Put by a holder of SQUARZ, the Repurchase Price for the Note previously comprising part of the SQUARZ shall be paid by the Company to the Collateral Agent for the benefit of the Company; provided, that the Collateral Agent shall be instructed by the Company to (i) pay to the SQUARZ Agent for the account of the Company (X) in the event of a Put exercised in connection with a Scheduled Repurchase Date, the amount of the Underlying Warrant Installment Payment that was due and payable on such Scheduled Repurchase Date or (Y) in the event of a Put exercised in connection with a Failed Remarketing Repurchase Date, the amount of Underlying Warrant Installment Payment accrued and unpaid to but excluding the Failed Remarketing Repurchase Date; and (ii) pay the amounts remaining from the Repurchase Price to the holder of such SQUARZ.

            (d) On the Repurchase Date (subject to receipt of payment of the aggregate Repurchase Price by the Trustee), all Notes that have been Put shall be cancelled by the Trustee and shall cease to be Outstanding.

            (e) The Trustee shall adopt reasonable procedures, forms and requirements, acceptable to the Company, in connection with the exercise of Put rights by the Holders of Notes on any Repurchase Date, including, but not limited to, requirements for physical delivery or book-entry transfer of Notes, procedures for guarantees of late delivery, and requirements to obtain all information necessary to determine the tax withholding obligations of the Company or the Trustee, if any.

     Section 6.3 Termination of Put Rights. Upon a Successful Remarketing all Put rights of Holders of the Notes shall terminate.

                                    ARTICLE 7
                              TRANSFER AND EXCHANGE

     Section 7.1    TRANSFER AND EXCHANGE.

            (a) Any transfer of Restricted Notes shall be made only upon receipt by the Trustee and the Company of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to each of them in order to ensure compliance with the Securities Act or in accordance with paragraph (b) of this Section.

            (b) Upon the transfer, exchange or replacement of Notes not bearing a Private Placement Legend, the Trustee shall exchange such Notes for Notes that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing a Private Placement Legend, the Trustee shall deliver only Notes that bear a Private Placement Legend unless:

                    (i) such Notes are transferred pursuant to a Registration Statement;

                    (ii) such Notes are transferred pursuant to Rule 144 upon delivery to the Security Registrar of a certificate of the transferor in the form described in Section 7.1(d) and an Opinion of Counsel reasonably satisfactory to the Trustee and the Company;

                    (iii) such Notes are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

                    (iv) in connection with such transfer, exchange or replacement the Trustee and the Company shall have received an Opinion of Counsel and other evidence reasonably satisfactory to each of them to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Company shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

            (c) In the case of a Global Note, transfers of beneficial interests therein through participants of the Depositary must be effected in accordance with applicable law and the rules and procedures of the Depositary, but is not subject to any procedure required by these Note Terms). The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend upon transfer of such interest pursuant to any of clauses (i) through (iv) of this Section 7.1(b)

            (d) The certificate of a transferor required by Section 7.1(b)(ii) shall be addressed to the Trustee at the Corporate Trust Office, duly executed and delivered by the Holder and shall state the following:

                    (i) Reference is hereby made to the Indenture, dated as of May 28, 2002 by and between the Company and The Bank of New York, as Trustee, and the Officers' Certificate dated as of the same date, and related thereto (together, the "Notes Indenture") relating to the 3% Senior Notes Due 2007 of Berkshire Hathaway Inc. Capitalized terms used but not defined herein shall have the meanings given them in the Notes Indenture.

                    (ii) In connection with our proposed sale of $________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Rule 144A Global Certificate: , which represent an interest in a Global Certificate originally offered and sold to QIBs in reliance on Rule 144A and held by] the undersigned, we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

                    (iii) The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    ARTICLE 8
                                  MISCELLANEOUS

     Section 8.1 Governing Law. THIS EXHIBIT A AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.